Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:	Renee Campbell
Email:	renee.campbell@valmont.com
Date:	July 21, 2026

Valmont Reports Second Quarter 2026 Results
and Raises Full-Year 2026 Guidance

OMAHA, Neb.-- Valmont® Industries, Inc. (NYSE: VMI), a global leader that provides products and solutions to support vital infrastructure and advance agricultural productivity, today reported financial results for the second quarter ended June 27, 2026.

President and Chief Executive Officer Avner M. Applbaum commented, “Valmont delivered solid second quarter results, demonstrating the execution of our strategy and the strength of our market-leading businesses. In North America Utility and Coatings, commercial excellence, pricing discipline, and ongoing investments in capacity and operations drove another quarter of strong performance. Building on this momentum, we will continue strengthening our operations while leveraging our competitive advantages to capture the significant opportunities ahead. In Agriculture, we continue to navigate challenging market conditions through pricing discipline, operational execution, and cost management while investing in aftermarket solutions and technologies that improve grower productivity and reinforce our competitive advantage. These investments position the business to accelerate growth as market conditions improve.

“During the quarter, we hosted our Investor Day and outlined a clear roadmap for profitable growth, margin expansion, disciplined resource allocation, and higher returns on invested capital. The progress we’ve made this quarter reinforces our confidence in that path and our ability to deliver sustainable long-term value for our shareholders.”

Second Quarter 2026 Highlights (all metrics compared to Second Quarter 2025 unless otherwise noted)

●	Net sales increased 6.5% to $1.12 billion, compared to $1.05 billion
●	Operating income increased to $166.1 million or 14.8% of net sales, compared to $29.3 million or 2.8% of net sales ($141.4 million or 13.5% adjusted1)
~~●~~	Diluted earnings (loss) per share increased to $6.14, compared to ($1.53) or $4.88 adjusted[1]
●	Generated operating cash flow of $148.1 million; cash and cash equivalents were $139.1 million and net leverage ratio[1] was ~1.0x
●	Returned $74.9 million to shareholders through $60.0 million in share repurchases and $14.9 million in dividends
●	Invested $35.9 million in capital expenditures to primarily support capacity investments for the North America Utility product line

1Please see Reg G reconciliation to GAAP measures at end of document

Key Financial Metrics

Second Quarter 2026	GAAP			Adjusted[1]
(In thousands, except per-share amounts)	6/27/2026	6/28/2025		6/27/2026	6/28/2025
	Q2 2026	Q2 2025	vs. Q2 2025	Q2 2026	Q2 2025	vs. Q2 2025
Net Sales	$1,118,689	$1,050,548	6.5%	$1,118,689	$1,050,548	6.5%
Gross Profit	340,817	321,167	6.1%	340,817	322,761	5.6%
Gross Profit as a % of Net Sales	30.5%	30.6%		30.5%	30.7%
Operating Income	166,111	29,276	467.4%	166,111	141,356	17.5%
Operating Income as a % of Net Sales	14.8%	2.8%		14.8%	13.5%
Net Earnings (Loss) Attributable to VMI[2]	119,918	(30,263)	NM	119,918	97,198	23.4%
Diluted Earnings (Loss) per Share	6.14	(1.53)	NM	6.14	4.88	25.8%
Weighted Average Shares Outstanding	19,520	19,809		19,520	19,930

Year-to-Date 2026	GAAP			Adjusted[1]
(In thousands, except per-share amounts)	6/27/2026	6/28/2025		6/27/2026	6/28/2025
	FY 2026	FY 2025	vs. FY 2025	FY 2026	FY 2025	vs. FY 2025
Net Sales	$2,147,886	$2,019,862	6.3%	$2,147,886	$2,019,862	6.3%
Gross Profit	657,695	612,269	7.4%	657,695	613,863	7.1%
Gross Profit as a % of Net Sales	30.6%	30.3%		30.6%	30.4%
Operating Income	321,737	157,590	104.2%	321,737	269,670	19.3%
Operating Income as a % of Net Sales	15.0%	7.8%		15.0%	13.4%
Net Earnings Attributable to VMI[2]	227,951	56,998	299.9%	227,951	184,459	23.6%
Diluted Earnings per Share	11.65	2.84	310.2%	11.65	9.19	26.8%
Weighted Average Shares Outstanding	19,571	20,063		19,571	20,063

2Fiscal 2025 net earnings (loss) attributable to Valmont Industries, Inc. including a change in redemption value of redeemable noncontrolling interests of $26,243

Second Quarter 2026 Segment Review (all metrics compared to Second Quarter 2025 unless otherwise noted)

Infrastructure (78.4% of Net Sales)

Products and solutions to serve the infrastructure markets of utility, lighting, transportation, and telecommunications, along with coatings services to protect metal products

Sales increased 14.8% to $878.9 million, compared to $765.5 million.

Infrastructure end markets remained strong, supporting sales growth of 33.9% in North America Utility and 16.6% in North America Coatings, driven by favorable pricing and higher volumes. International sales increased primarily due to favorable foreign currency impacts. These increases were partially offset by lower volumes in North America Telecommunications due to moderating carrier spend.

Operating income increased to $154.4 million or 17.6% of net sales, compared to $25.9 million or 3.4% of net sales ($124.6 million or 16.3% adjusted1). The improvement compared to prior-year GAAP results primarily reflects the absence of impairment and realignment charges recorded in the prior year. Excluding those items, the increase compared to adjusted1 operating income was primarily driven by favorable pricing and higher volumes, partially offset by increased input costs, primarily materials.

Agriculture (21.6% of Net Sales)

Center pivot and linear irrigation equipment components for agricultural markets, including aftermarket parts and tubular products, and advanced technology solutions for precision agriculture

Sales decreased 15.8% to $243.7 million, compared to $289.4 million.

In North America, irrigation sales decreased 2.3% due to lower volumes amid continued agriculture market softness, partially offset by favorable pricing. International sales decreased 28.9% driven primarily by disruptions associated with the ongoing Middle East conflict.

Operating income increased to $39.9 million or 16.5% of net sales, compared to $36.1 million or 12.5% of net sales ($44.8 million or 15.6% adjusted1). Compared to prior-year adjusted1 operating income, the results were impacted by lower volumes, partially offset by favorable pricing and reduced costs.

1Please see Reg G reconciliation to GAAP measures at end of document

Full-Year 2026 Financial Outlook and Key Assumptions

The Company is raising its full-year 2026 net sales and diluted EPS outlook and updating its key assumptions.

Metric	Previous Outlook	Updated Outlook
Net Sales	$4.2 to $4.4 billion	$4.3 to $4.45 billion
Infrastructure Net Sales	$3.3 to $3.45 billion	$3.4 to $3.5 billion
Agriculture Net Sales	$0.9 to $0.95 billion	No change
Diluted Earnings per Share	$21.50 to $23.50	$22.25 to $23.50
Capital Expenditures	$170 to $200 million	No change
Effective Tax Rate	~26.0%	No change

Key Assumptions

●	Steel cost assumptions are aligned with futures markets as of July 17, 2026
●	Foreign currency assumptions based on FX rates as of July 17, 2026
●	This outlook includes the current tariffs as of July 17, 2026 and assumes no material change to the current trade or tariff environment

A live audio discussion with Avner M. Applbaum, President and Chief Executive Officer, and John Schwietz, Executive Vice President and Chief Financial Officer, will take place on Tuesday, July 21, 2026 at 8:00 a.m. CT. The discussion can be accessed by telephone at +1 877.407.6184 or +1 201.389.0877 (no Conference ID needed) or via webcast at the following link: Valmont Industries 2Q 2026 Earnings Conference Call. A slide presentation will be available for download on the Investors page of valmont.com during the webcast. A replay of the event will be accessible three hours after the call at the above link or by telephone at +1 877.660.6853 or +1 201.612.7415 using access code 13756345. The replay will be available until 10:59 p.m. CT on Tuesday, July 28, 2026.

About Valmont Industries, Inc.

For more than 80 years, Valmont has been a global leader that provides products and solutions to support vital infrastructure and advance agricultural productivity. We are committed to customer-focused innovation that delivers lasting value. Learn more about how we’re Conserving Resources. Improving Life.® at valmont.com.

Concerning Forward-Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on assumptions made by management, considering its experience in the industries where Valmont operates, perceptions of historical trends, current conditions, expected future developments, and other relevant factors. It is important to note that these statements are not guarantees of future performance or results. They involve risks, uncertainties (some of which are beyond Valmont’s control), and assumptions. Forward-looking statements may be accompanied by words such as “opportunities,” “estimate,” “outlook,” “clear path,” “target,” “expect,” “plan” and similar expressions. While management believes these forward-looking statements are based on reasonable assumptions as of the date made, numerous factors could cause actual results to differ materially from those anticipated. These factors include, among other things, risks described in Valmont’s reports to the Securities and Exchange Commission (“SEC”), the Company’s actual cash flows and net income, future economic and market circumstances, industry conditions, company performance and financial results, operational efficiencies, availability and price of raw materials, availability and market acceptance of new products, product pricing, domestic and international competitive environments, geopolitical risks, and actions and policy changes by domestic and foreign governments, including tariffs. The Company cautions that any forward-looking statements in this release are made as of its publication date and does not undertake to update these statements, except as required by law.

The Company may provide certain non-GAAP financial measures (adjusted diluted earnings per share and adjusted effective tax rate) on a forward-looking basis from time to time. These measures are typically calculated by excluding the impact of items such as foreign exchange, acquisitions, divestitures, realignment or restructuring expenses, goodwill or intangible asset impairment, changes in tax laws or rates, change in

1Please see Reg G reconciliation to GAAP measures at end of document redemption value of redeemable noncontrolling interests, and other non-recurring items. To the extent the Company provides forward-looking non-GAAP financial measures, reconciliations to the most directly comparable GAAP financial measures are not provided, as the Company cannot do so without unreasonable effort due to the inherent uncertainty and difficulty in predicting the timing and financial impact of such items. For the same reasons, the Company cannot assess the likely significance of unavailable information, which could be material to future results.

Website and Social Media Disclosure

The Company uses its website and social media channels, as identified on its website, to distribute company information. Posts on these channels may contain material information. Therefore, investors should monitor these channels alongside the Company’s press releases, SEC filings, and public conference calls and webcasts. The contents of the Company’s website and social media channels are not considered part of this press release.

###

1Please see Reg G reconciliation to GAAP measures at end of document

VALMONT INDUSTRIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars and shares in thousands, except per-share amounts)

(Unaudited)

	Thirteen weeks ended			Twenty-six weeks ended
	June 27,	June 28,		June 27,	June 28,
	2026	2025		2026	2025
Net sales	$1,118,689	$1,050,548		$2,147,886	$2,019,862
Cost of sales	777,872	729,381		1,490,191	1,407,593
Gross profit	340,817	321,167		657,695	612,269
Selling, general, and administrative expenses	174,706	191,670		335,958	354,458
Impairment of long-lived assets	—	91,337		—	91,337
Realignment charges	—	8,884		—	8,884
Operating income	166,111	29,276		321,737	157,590
Other income (expenses):
Interest expense	(9,430)	(10,543)		(18,841)	(20,658)
Interest income	1,271	1,568		2,648	4,962
Gain on deferred compensation investments	3,786	2,384		2,228	1,543
Other, net	737	(3,675)		(158)	(6,405)
Total other income (expenses)	(3,636)	(10,266)		(14,123)	(20,558)
Earnings before income taxes and equity method investment loss	162,475	19,010		307,614	137,032
Income tax expense	41,989	22,280		79,104	53,079
Equity method investment loss	(264)	(21)		(264)	(581)
Net earnings (loss)	120,222	(3,291)		228,246	83,372
Earnings attributable to redeemable noncontrolling interests	(304)	(729)		(295)	(131)
Net earnings (loss) attributable to Valmont Industries, Inc.	$119,918	$(4,020)		$227,951	$83,241

Weighted average shares outstanding - Basic	19,368	19,809		19,421	19,928
Earnings (loss) per share - Basic	$6.19	$(1.53)	[1]	$11.74	$2.86	[1]

Weighted average shares outstanding - Diluted	19,520	19,809		19,571	20,063
Earnings (loss) per share - Diluted	$6.14	$(1.53)	[1]	$11.65	$2.84	[1]

Cash dividends per share	$0.77	$0.68		$1.54	$1.36

1Fiscal 2025 basic and diluted earnings (loss) per share include a change in redemption value of redeemable noncontrolling interests of $26,243

VALMONT INDUSTRIES, INC. AND SUBSIDIARIES

SUMMARY OPERATING RESULTS

(Dollars in thousands)

(Unaudited)

	Thirteen weeks ended		Twenty-six weeks ended
	June 27,	June 28,	June 27,	June 28,
	2026	2025	2026	2025
Infrastructure
Net sales	$876,718	$763,092	$1,679,898	$1,466,583
Gross profit	264,641	227,883	508,831	440,758
as a percentage of net sales	30.2%	29.9%	30.3%	30.1%
Selling, general, and administrative expenses	110,265	111,187	211,432	206,850
as a percentage of net sales	12.6%	14.6%	12.6%	14.1%
Impairment of long-lived assets	—	89,356	—	89,356
Realignment charges	—	1,426	—	1,426
Operating income	154,376	25,914	297,399	143,126
as a percentage of net sales	17.6%	3.4%	17.7%	9.8%

Agriculture
Net sales	$241,971	$287,456	$467,988	$553,279
Gross profit	76,176	93,284	148,864	171,511
as a percentage of net sales	31.5%	32.5%	31.8%	31.0%
Selling, general, and administrative expenses	36,293	52,366	75,478	94,356
as a percentage of net sales	15.0%	18.2%	16.1%	17.1%
Impairment of long-lived assets	—	1,981	—	1,981
Realignment charges	—	2,886	—	2,886
Operating income	39,883	36,051	73,386	72,288
as a percentage of net sales	16.5%	12.5%	15.7%	13.1%

Corporate
Selling, general, and administrative expenses	$28,148	$28,117	$49,048	$53,252
Realignment charges	—	4,572	—	4,572
Operating loss	(28,148)	(32,689)	(49,048)	(57,824)

VALMONT INDUSTRIES, INC. AND SUBSIDIARIES

SUMMARY OPERATING RESULTS

(Dollars in thousands)

(Unaudited)

In the first quarter of fiscal 2026, the Company revised its product line presentation to better reflect how the business is currently managed. Within the Infrastructure segment, product lines are now presented as North America Utility, North America Lighting and Transportation, North America Coatings, North America Telecommunications, and International Infrastructure and Solar, replacing the previous presentation of Utility, Lighting and Transportation, Coatings, Telecommunications, and Solar. Within the Agriculture segment, product lines are now presented as Agriculture, replacing the previous presentation of Irrigation Equipment and Parts and Technology Products and Services. The prior period product line amounts have been recast to conform to the current period presentation.

	Thirteen weeks ended June 27, 2026
	Infrastructure	Agriculture	Intersegment	Consolidated
Geographical Market:
North America	$713,814	$139,157	$(3,951)	$849,020
International	165,127	104,542	—	269,669
Total sales	$878,941	$243,699	$(3,951)	$1,118,689

Product Line:
North America Utility	$456,738	$—	$—	$456,738
North America Lighting and Transportation	130,502	—	—	130,502
North America Coatings	69,037	—	(2,223)	66,814
North America Telecommunications	56,985	—	—	56,985
International Infrastructure and Solar	165,679	—	—	165,679
Agriculture	—	243,699	(1,728)	241,971
Total sales	$878,941	$243,699	$(3,951)	$1,118,689

	Thirteen weeks ended June 28, 2025
	Infrastructure	Agriculture	Intersegment	Consolidated
Geographical Market:
North America	$616,436	$142,482	$(4,329)	$754,589
International	149,089	146,938	(68)	295,959
Total sales	$765,525	$289,420	$(4,397)	$1,050,548

Product Line:
North America Utility	$341,188	$—	$—	$341,188
North America Lighting and Transportation	133,765	—	—	133,765
North America Coatings	59,184	—	(2,365)	56,819
North America Telecommunications	77,149	—	—	77,149
International Infrastructure and Solar	154,239	—	(68)	154,171
Agriculture	—	289,420	(1,964)	287,456
Total sales	$765,525	$289,420	$(4,397)	$1,050,548

VALMONT INDUSTRIES, INC. AND SUBSIDIARIES

SUMMARY OPERATING RESULTS

(Dollars in thousands)

(Unaudited)

	Twenty-six weeks ended June 27, 2026
	Infrastructure	Agriculture	Intersegment	Consolidated
Geographical Market:
North America	$1,381,342	$278,750	$(7,671)	$1,652,421
International	303,520	191,945	—	495,465
Total sales	$1,684,862	$470,695	$(7,671)	$2,147,886

Product Line:
North America Utility	$880,922	$—	$—	$880,922
North America Lighting and Transportation	249,154	—	—	249,154
North America Coatings	132,171	—	(4,964)	127,207
North America Telecommunications	118,489	—	—	118,489
International Infrastructure and Solar	304,126	—	—	304,126
Agriculture	—	470,695	(2,707)	467,988
Total sales	$1,684,862	$470,695	$(7,671)	$2,147,886

	Twenty-six weeks ended June 28, 2025
	Infrastructure	Agriculture	Intersegment	Consolidated
Geographical Market:
North America	$1,193,633	$279,958	$(8,441)	$1,465,150
International	278,113	276,733	(134)	554,712
Total sales	$1,471,746	$556,691	$(8,575)	$2,019,862

Product Line:
North America Utility	$674,024	$—	$—	$674,024
North America Lighting and Transportation	257,888	—	—	257,888
North America Coatings	114,892	—	(5,029)	109,863
North America Telecommunications	141,137	—	—	141,137
International Infrastructure and Solar	283,805	—	(134)	283,671
Agriculture	—	556,691	(3,412)	553,279
Total sales	$1,471,746	$556,691	$(8,575)	$2,019,862

VALMONT INDUSTRIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollars in thousands)

(Unaudited)

	June 27,	December 27,
	2026	2025
ASSETS
Current assets:
Cash and cash equivalents	$139,051	$187,140
Receivables, net	648,703	590,127
Inventories	608,842	566,396
Contract assets	272,731	266,922
Prepaid expenses and other current assets	113,126	109,063
Total current assets	1,782,453	1,719,648
Property, plant, and equipment, net	693,183	673,863
Goodwill and other non-current assets	990,069	975,818
Total assets	$3,465,705	$3,369,329

LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS, AND SHAREHOLDERS' EQUITY
Current liabilities:
Current installments of long-term debt	$60	$513
Mandatorily redeemable financial instrument	—	8,922
Accounts payable	387,899	359,539
Accrued expenses	253,040	284,751
Contract liabilities	79,785	52,013
Income taxes payable	21,698	12,604
Dividends payable	14,864	13,278
Total current liabilities	757,346	731,620
Long-term debt, excluding current installments	730,625	795,150
Operating lease liabilities	141,056	130,007
Other non-current liabilities	101,089	70,267
Total liabilities	1,730,116	1,727,044
Redeemable noncontrolling interests	8,836	9,498
Shareholders' equity	1,726,753	1,632,787
Total liabilities, redeemable noncontrolling interests, and shareholders' equity	$3,465,705	$3,369,329

VALMONT INDUSTRIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Dollars in thousands)

(Unaudited)

	Twenty-six weeks ended
	June 27,	June 28,
	2026	2025
Cash flows from operating activities:
Net earnings	$228,246	$83,372
Depreciation and amortization	46,832	43,781
Contribution to defined benefit pension plan	(886)	(1,492)
Impairment of long-lived assets	9,340	91,337
Changes in assets and liabilities	(63,694)	3,729
Other, net	31,745	12,012
Net cash flows from operating activities	251,583	232,739
Cash flows from investing activities:
Purchases of property, plant, and equipment	(70,504)	(62,306)
Acquisitions, net of cash acquired	(11,470)	—
Other, net	5,418	(2,013)
Net cash flows from investing activities	(76,556)	(64,319)
Cash flows from financing activities:
Net repayments on short-term borrowings	—	(1,652)
Proceeds from long-term borrowings	65,211	130,000
Principal repayments on long-term borrowings	(130,558)	(130,358)
Dividends paid	(28,227)	(25,667)
Purchases of redeemable noncontrolling interests	(8,922)	—
Repurchases of common stock	(117,540)	(100,007)
Other, net	(3,680)	(3,539)
Net cash flows from financing activities	(223,716)	(131,223)
Effect of exchange rates on cash and cash equivalents	600	7,021
Net change in cash and cash equivalents	(48,089)	44,218
Cash and cash equivalents—beginning of period	187,140	164,315
Cash and cash equivalents—end of period	$139,051	$208,533

VALMONT INDUSTRIES, INC. AND SUBSIDIARIES

USE OF NON-GAAP FINANCIAL MEASURES

Management utilizes non-GAAP financial measures to assess the Company’s historical and prospective financial performance, evaluate operational profitability on a consistent basis, factor into executive compensation decisions, and enhance transparency for the investment community. These non-GAAP measures are intended to supplement, not replace, the Company’s reported financial results prepared in accordance with GAAP. It is important to note that other companies may calculate these measures differently, which can limit their usefulness for comparison across organizations.

The following non-GAAP measures may be included in financial releases and other financial communications:

●	Adjusted Gross Profit, Adjusted Gross Margin, Adjusted Operating Income, Adjusted Operating Margin, Adjusted Net Earnings, Adjusted Diluted EPS, and Adjusted Effective Tax Rate: These metrics provide meaningful supplemental insights into the Company’s operating performance by excluding items that are not considered part of core operating results. This approach enhances comparability across reporting periods. Adjustments may include costs or benefits associated with acquisitions, divestitures, expenses related to realignment or restructuring programs, goodwill or intangible asset impairment, significant expenses or benefits from changes in tax laws or rates, cumulative effects of changes in accounting standards, refinancing-related expenses, a loss or a gain from a partial or full settlement of the U.K. defined benefit pension plan obligation, losses from natural disasters, change in redemption value of redeemable noncontrolling interests, and other non-recurring items.
●	Adjusted EBITDA: This metric is a key component of a financial ratio included in the covenants of our major debt agreements. It is calculated as net earnings before interest, taxes, depreciation, amortization, stock-based compensation, and other adjustments as outlined in the applicable debt agreements. This metric offers investors and analysts valuable insights into the Company’s core operating performance. Adjusted EBITDA margin is also used to evaluate profitability.
●	Leverage Ratio: This ratio is calculated by taking the sum of interest-bearing debt, minus unrestricted cash in excess of $50.0 million (but not exceeding $500.0 million), and dividing it by Adjusted EBITDA. This is a key financial ratio included in the covenants of our major debt agreements and is calculated on a rolling four-fiscal-quarter basis. The revolving credit facility requires us to maintain a financial leverage ratio of 3.50 or lower, measured as of the last day of each fiscal quarter.
●	Free Cash Flow: Calculated as net cash provided by operating activities minus capital expenditures, free cash flow serves as an indicator of the Company’s financial strength. However, this measure does not fully reflect the Company’s ability to deploy cash freely, as it has obligations such as debt repayments and other fixed commitments.
●	Backlog: This operating measure is used to evaluate future potential sales revenue. An order is included in the backlog upon receipt of a customer purchase order or the execution of a sales order contract. Backlog is particularly relevant to the Infrastructure segment due to the longer-term nature of its projects. However, backlog is not a term defined under U.S. GAAP and does not measure contract profitability. It should not be viewed as the sole indicator of future revenue, as many projects with short lead times book-and-bill within the same reporting period and are not included in the backlog.
●	ROIC: Return on invested capital (“ROIC”) and adjusted ROIC are key operating ratios that enable investors to assess our operating performance relative to the investment needed to generate operating profit. ROIC is calculated as after-tax operating income divided by the average of beginning and ending invested capital. Adjusted ROIC is calculated as after-tax adjusted operating income divided by the average of beginning and ending invested capital. Invested capital represents total assets minus total liabilities (excluding interest-bearing debt and redeemable noncontrolling interests).

VALMONT INDUSTRIES, INC. AND SUBSIDIARIES

SUMMARY OF EFFECT OF SIGNIFICANT NON-RECURRING ITEMS ON REPORTED RESULTS

REGULATION G RECONCILIATION

(Dollars in thousands)

(Unaudited)

	Thirteen weeks ended June 28, 2025
Gross Profit Reconciliation	Infrastructure	Agriculture	Corporate	Consolidated
Gross profit - as reported	$227,883	$93,284	$—	$321,167
Realignment charges	910	—	—	910
Other non-recurring charges	—	684	—	684
Adjusted gross profit	$228,793	$93,968	$—	$322,761
Net sales - as reported	763,092	287,456	—	1,050,548

Gross profit as a % of net sales	29.9%	32.5%	NM	30.6%
Adjusted gross profit as a % of net sales	30.0%	32.7%	NM	30.7%

	Twenty-six weeks ended June 28, 2025
Gross Profit Reconciliation	Infrastructure	Agriculture	Corporate	Consolidated
Gross profit - as reported	$440,758	$171,511	$—	$612,269
Realignment charges	910	—	—	910
Other non-recurring charges	—	684	—	684
Adjusted gross profit	$441,668	$172,195	$—	$613,863
Net sales - as reported	1,466,583	553,279	—	2,019,862

Gross profit as a % of net sales	30.1%	31.0%	NM	30.3%
Adjusted gross profit as a % of net sales	30.1%	31.1%	NM	30.4%

VALMONT INDUSTRIES, INC. AND SUBSIDIARIES

SUMMARY OF EFFECT OF SIGNIFICANT NON-RECURRING ITEMS ON REPORTED RESULTS

REGULATION G RECONCILIATION

(Dollars in thousands)

(Unaudited)

	Thirteen weeks ended June 28, 2025
Operating Income (Loss) Reconciliation	Infrastructure	Agriculture	Corporate	Consolidated
Operating income (loss) - as reported	$25,914	$36,051	$(32,689)	$29,276
Impairment of long-lived assets	89,356	1,981	—	91,337
Realignment charges	2,336	2,886	4,572	9,794
Other non-recurring charges	7,031	3,918	—	10,949
Adjusted operating income (loss)	$124,637	$44,836	$(28,117)	$141,356
Net sales - as reported	763,092	287,456	—	1,050,548

Operating income (loss) as a % of net sales	3.4%	12.5%	NM	2.8%
Adjusted operating income (loss) as a % of net sales	16.3%	15.6%	NM	13.5%

	Twenty-six weeks ended June 28, 2025
Operating Income (Loss) Reconciliation	Infrastructure	Agriculture	Corporate	Consolidated
Operating income (loss) - as reported	$143,126	$72,288	$(57,824)	$157,590
Impairment of long-lived assets	89,356	1,981	—	91,337
Realignment charges	2,336	2,886	4,572	9,794
Other non-recurring charges	7,031	3,918	—	10,949
Adjusted operating income (loss)	$241,849	$81,073	$(53,252)	$269,670
Net sales - as reported	1,466,583	553,279	—	2,019,862

Operating income (loss) as a % of net sales	9.8%	13.1%	NM	7.8%
Adjusted operating income (loss) as a % of net sales	16.5%	14.7%	NM	13.4%

VALMONT INDUSTRIES, INC. AND SUBSIDIARIES

SUMMARY OF EFFECT OF SIGNIFICANT NON-RECURRING ITEMS ON REPORTED RESULTS

REGULATION G RECONCILIATION

(Dollars in thousands)

(Unaudited)

	Thirteen	Diluted	Twenty-six
	weeks ended	earnings	weeks ended	Diluted
	June 28,	(loss) per	June 28,	earnings per
	2025	share[1,2]	2025	share[1,2]
Net earnings (loss) attributable to Valmont Industries,
Inc. including change in redemption value of
redeemable noncontrolling interests - as reported	$(30,263)	$(1.52)	$56,998	$2.84
Less: Change in redemption value of redeemable
noncontrolling interests	26,243	1.32	26,243	1.31
Net earnings (loss) attributable to Valmont Industries, Inc.	(4,020)	(0.20)	83,241	4.15
Impairment of long-lived assets[4]	91,337	4.58	91,337	4.55
Realignment charges[5]	9,794	0.49	9,794	0.49
Other non-recurring charges[6]	10,949	0.55	10,949	0.55
Total adjustments, pre-tax	112,080	5.62	112,080	5.59
Tax effect of adjustments[3]	(10,862)	(0.55)	(10,862)	(0.54)
Net earnings attributable to Valmont Industries, Inc. -
adjusted	$97,198	$4.88	$184,459	$9.19
Average shares outstanding - diluted		19,930		20,063

1In the second quarter of fiscal 2025, the Company reported a GAAP net loss. In periods in which the Company recognizes a net loss, the Company excludes the impact of outstanding stock awards from the diluted loss per share calculation, as their inclusion would have an anti-dilutive effect. The adjusted diluted earnings per share calculation includes the impact of outstanding stock awards.

2Diluted earnings (loss) per share includes rounding.

3The tax effect of adjustments is calculated based on the income tax rate in each applicable jurisdiction.

4The Company recorded non-cash impairment charges of $71.1 million for goodwill and certain intangible assets in the Solar and Access Systems businesses and recorded $20.2 million for other long-lived assets that will no longer be utilized.

5The Company took realignment actions resulting in pre-tax charges of $9.8 million, primarily severance-related.

6Other non-recurring charges consist of costs to fulfill contractually required payments for system licenses no longer needed and asset valuation adjustments for a joint venture ag solar business.

VALMONT INDUSTRIES, INC. AND SUBSIDIARIES

REGULATION G RECONCILIATION OF ADJUSTED EBITDA

(Dollars in thousands)

(Unaudited)

Four fiscal quarters ended
June 27,
2026
Net cash flows from operating activities	$475,328
Interest expense	38,725
Income tax expense	49,889
Impairment of long-lived assets	(9,340)
Deferred income taxes	(4,631)
Redeemable noncontrolling interests	(3,579)
Net periodic pension cost	(2,677)
Contribution to defined benefit pension plan	2,553
Changes in assets and liabilities	149,847
Other, net	1,392
Impairment of long-lived assets	9,340
Realignment activities	6,272
Pro forma acquisition adjustment	4,709
Adjusted EBITDA	$717,828

Net earnings attributable to Valmont Industries, Inc.	$494,983
Interest expense	38,725
Income tax expense	49,889
Depreciation and amortization	91,560
Stock-based compensation	22,350
Impairment of long-lived assets	9,340
Realignment activities	6,272
Pro forma acquisition adjustment	4,709
Adjusted EBITDA	$717,828

VALMONT INDUSTRIES, INC. AND SUBSIDIARIES

REGULATION G RECONCILIATION OF LEVERAGE RATIO

(Dollars in thousands)

(Unaudited)

June 27,
2026
Interest-bearing debt, excluding origination fees and discounts of $24,522	$755,207
Less: Cash and cash equivalents in excess of $50,000	89,051
Net indebtedness	$666,156
Adjusted EBITDA	717,828
Leverage ratio	0.93

VALMONT INDUSTRIES, INC. AND SUBSIDIARIES

BACKLOG

(Dollars in millions)

(Unaudited)

	June 27,	December 27,
	2026	2025
Infrastructure	$1,583.6	$1,548.3
Agriculture	91.3	105.4
Total backlog	$1,674.9	$1,653.7